Exhibit 99.2

CORE LABORATORIES LUXEMBOURG S.A. C/O CORE LABORATORIES LP 6316 WINDFERN ROAD HOUSTON, TX 77040

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 2:00 P.M. Eastern Time on March 28, 2023, for shares held directly and by 11:59 P.M. Eastern Time on March 28, 2023 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions. Vote by 2:00 P.M. Eastern Time on March 28, 2023 for shares held directly and by 11:59 P.M. Eastern Time on March 28, 2022 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CORE LABORATORIES LUXEMBOURG S.A.

Under condition precedent that the merger between Core Laboratories N.V. (“Core Lab N.V.”), as absorbed company, and Core Laboratories Luxembourg S.A., a public limited liability company incorporated under the laws of Luxembourg (“Core Lab Luxembourg”), as absorbing company (the “Merger”), shall be effective on or around May 1, 2023, the Board of Directors recommend that you vote FOR the following proposal:	For	Against	Abstain

1.  To approve the conversion of Core Lab Luxembourg, with immediate effect after the Merger, i.e., on the same day or as soon as reasonably possible thereafter, entailing the transfer without discontinuity of the legal personality of Core Lab Luxembourg, of the statutory registered office, effective place of management and central administration seat of Core Lab Luxembourg from 12E, rue Guillaume Kroll, L-1882 Luxembourg, Grand Duchy of Luxembourg to Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801, United States of America (the “U.S. Redomestication”), having the below items on the agenda and under the following joint implementation terms:

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a. the transfer of the statutory registered office, effective place of management and central administration seat of Core Lab Luxembourg from Grand Duchy of Luxembourg to the State of Delaware, United States of America and (ii) the continuation of the legal personality of Core Lab Luxembourg in the State of Delaware, United States of America under the form of a Delaware corporation and under the name Core Laboratories Inc., without dissolving Core Lab Luxembourg and without the liquidation of its assets;

b. the transfer of the statutory registered office, effective place of management and central administration seat of Core Lab Luxembourg from 12E, rue Guillaume Kroll, L-1882 Luxembourg, Grand Duchy of Luxembourg to Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801, United States of America, as of the legal effective date of the conversion of Core Lab Luxembourg into a Delaware corporation pursuant to a certificate of domestication filed with the Secretary of State of the State of Delaware (the “Effective Date”);

c. amendment and restatement of the articles of association of Core Lab Luxembourg in order to adopt the certificate of incorporation and bylaws of Core Lab Delaware effective upon the Effective Date;

d. acknowledging (i) the full discharge of the current directors of Core Lab Luxembourg for the execution of their mandates as directors of Core Lab Luxembourg as of their appointment until the Effective Date and (ii) the appointment of the former members of the Supervisory Board of Core Lab N.V. as directors of Core Lab Luxembourg and their continuation as directors of Core Lab Delaware as of the Effective Date;

e. approval of the deregistration of Core Lab Luxembourg from the Luxembourg Trade and Companies Register; and

f. such other actions as may be required to effect the U.S. Redomestication.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement/Prospectus are available at www.proxyvote.com.

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CORE LABORATORIES N.V.

Extraordinary General Meeting of Shareholders

April 3, 2023 | 3:00 PM CEST

This proxy is solicited by the Board of Supervisory Directors

This Proxy is being solicited on behalf of the Board of Directors of Core Laboratories Luxembourg S.A. for the Extraordinary General Meeting of Shareholders to be held on Monday, April 3, 2023.

The undersigned hereby constitutes and appoints each member of the Board of Directors as his/her true and lawful attorneys and proxies, all with full and individual (not joint) power of substitution, for and in the name, place and stead of the undersigned, to attend the Extraordinary General Meeting of Shareholders of Core Laboratories Luxembourg S.A. to be held at the offices of MaplesFS Luxembourg S.A., 12E, rue Guillaume Kroll, L-1882, Luxembourg, at 3:00 p.m. CEST on April 3, 2023 and any adjournment(s) thereof, with all powers the undersigned would possess if personally present and to vote thereof, as provided on the reverse side of this card, the number of shares the undersigned would be entitled to vote if personally present. In accordance with their discretion, said attorneys and proxies are authorized to vote upon such other matters and issues as may properly come before the meeting or any adjournment thereof.

THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. THIS PROXY WILL BE VOTED AS DIRECTED. IN THE ABSENCE OF DIRECTION, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF SUPERVISORY DIRECTORS.

Continued and to be signed on reverse side